                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 22, 1999
                        ---------------------------------
                        (Date of earliest event reported)


                             TRIANGLE BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          North Carolina                   001-13675                56-1764546
-------------------------------         -----------------       -------------------
(State or other jurisdiction of         (Commission File         (I.R.S. Employer
incorporation or organization)              Number)             Identification No.)

                              4300 Glenwood Avenue
                             Raleigh, North Carolina
                    ----------------------------------------
                    (Address of principal executive offices)


                                      27612
                                   ----------
                                   (Zip code)


                                 (919) 881-0455
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                                       N/A
                            -------------------------
                             (Former name or former
                            address, if changed since
                                  last report.)

ITEM 5. OTHER EVENTS

        On August 22, 1999, the registrant, Triangle Bancorp, Inc. (the "Company" or "Triangle"), entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") with Centura Banks, Inc. ("Centura"). A copy of the Reorganization Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. Both the Company and Centura are registered as bank holding companies under the Bank Holding Company Act of 1956, as amended.

        The Reorganization Agreement provides that the Company will be merged with and into a newly-formed, wholly-owned subsidiary of Centura (the "Merger"), with Centura Merger Subsidiary as the surviving corporation, pursuant to the terms of a Plan of Merger ("Merger Plan"), the form of which is set forth as
Exhibit 3 to the Reorganization Agreement. Pursuant to the Merger Plan, each share of Company common stock outstanding at the effective time of the Merger (subject to certain exceptions) will be converted into 0.45 of a share of Centura common stock, with cash being paid in lieu of any fractional shares. A copy of the form of Merger Plan is attached hereto as Exhibit 2.2 and incorporated herein by reference. The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

        The consummation of the Merger requires the satisfaction of certain conditions, including regulatory and shareholder approvals.

        Following the consummation of the Merger, which is expected to occur late in the first quarter of 2000, Michael S. Patterson, the current Chairman, President and Chief Executive Officer of the Company, will be named Chairman of Centura. Centura will expand its board of directors to include Mr. Patterson and six additional board members to be selected by Centura from among the Triangle directors.

        In connection with executing the Reorganization Agreement, Centura and Triangle entered into (i) a stock option agreement (the "Triangle Stock Option Agreement") pursuant to which Triangle granted to Centura an option to purchase up to 5,014,000 shares of Triangle Common Stock (representing 19.9% of the outstanding shares of Triangle Common stock without giving effect to the exercise of the option), at a purchase price of $18.00 per share, upon certain terms and in accordance with certain conditions, and (ii) a stock option agreement (the "Centura Stock Option Agreement") pursuant to which Centura granted to Triangle an option to purchase up to 2,256,000 shares of Centura Common Stock (representing 8.2% of the outstanding shares of Centura Common Stock without giving effect to the exercise of the option), at a purchase price of $56.87 per share, upon certain terms and in accordance with certain conditions. Under the terms of each of the Triangle Stock Option Agreement and the Centura Stock Option Agreement, the Total Profit (as defined in the stock option agreements) and the Notional Total Profit (as defined in the stock option agreements) that a holder may realize under the stock option agreement may not exceed $25 million.

        Copies of the Triangle Stock Option Agreement and the Centura Stock Option Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

        For information regarding certain of the terms of the Reorganization Agreement and related agreements, reference is made to the joint press release by the Company and Centura dated August 23, 1999, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The foregoing descriptions of and references to all of the above-mentioned agreements and documents do not purport to be complete and are qualified in their entirety by reference to the complete texts of such documents filed as exhibits hereto.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

        (a)    Not Applicable.

        (b)    Not Applicable.

        (c)    Exhibits.

            2.1 Agreement and Plan of Reorganization, dated as of August 22, 1999, by and between Centura Banks, Inc. and Triangle Bancorp, Inc.

            2.2 Form of Plan of Merger by and between Centura Merger Subsidiary, Inc. and Triangle Bancorp, Inc.

            10.1 Triangle Stock Option Agreement, dated as of August 22, 1999, by and between Triangle Bancorp, Inc. and Centura Banks, Inc.

            10.2 Centura Stock Option Agreement, dated as of August 22, 1999, by and between Triangle Bancorp, Inc. and Centura Banks, Inc.

            99.1 Triangle Bancorp, Inc. and Centura Banks, Inc. Joint Press Release dated August 23, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 25, 1999.                    TRIANGLE BANCORP, INC.

                                            By: /s/ DEBRA L. LEE
                                               --------------------------------
                                               Debra L. Lee
                                               Chief Financial Officer and
                                               Executive Vice President

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION

            2.1 Agreement and Plan of Reorganization, dated as of August 22, 1999, by and between Centura Banks, Inc. and Triangle Bancorp, Inc. Filed herewith.

            2.2 Form of Plan of Merger by and between Centura Merger Subsidiary, Inc. and Triangle Bancorp, Inc. Filed herewith.

            10.1 Triangle Stock Option Agreement, dated as of August 22, 1999, by and between Triangle Bancorp, Inc. and Centura Banks, Inc. Filed herewith.

            10.2 Centura Stock Option Agreement, dated as of August 22, 1999, by and between Triangle Bancorp, Inc. and Centura Banks, Inc. Filed herewith.

            99.1 Triangle Bancorp, Inc. and Centura Banks, Inc. Joint Press Release dated August 23, 1999. Filed herewith.